EXHIBIT 21


               SUBSIDIARIES OF ADVANTICA RESTAURANT GROUP, INC.



Name                                                 State of Incorporation
--------------------------------------------------- -----------------------
      TWS Funding, Inc.                                     Delaware
      Denny's Holdings, Inc.                                New York
      FRD Acquisition Co.                                   Delaware
      FRI-J Corporation                                     Delaware
      Far West Concepts                                     Delaware
      FRI-M Corporation                                     Delaware
      FRI-NA Corporation                                    Delaware
      FRI-C Corporation                                     Delaware
      Spartan Holdings, Inc.                                New York
      Flagstar Holdings, Inc.                               New York
      TWS 800 Corporation                                   Delaware
      TWS 500 Corporation                                   Delaware
      TWS 600 Corporation                                   Delaware
      TWS 700 Corporation                                   Delaware
      El Pollo Loco, Inc.                                   Delaware
      Denny's, Inc.                                        California
      DFO, Inc.                                             Delaware
      Denny's Realty, Inc.                                  Delaware
      Quincy's Restaurant, Inc.                             Alabama
      Flagstar Enterprises, Inc.                            Alabama
      Spartan Realty, Inc.                                  Delaware
      Flagstar Systems, Inc.                                Delaware
      Quincy's Realty, Inc.                                 Alabama
      Spardee's Realty, Inc.                                Alabama
      IM Purchasing, Inc.                                   Delaware
      Coco's Restaurants, Inc.                             California
      Carrows Restaurants, Inc.                            California
      Carrows California Family Restaurants, Inc.           Delaware
      jojo's Restaurants, Inc.                             California

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*  Flagstar Enterprises, Inc. of Delaware is an assumed name for use only in
Ohio.